EXHIBIT 99.1
Contacts:     Kermit K. Houser                 Marshall J. Alexander
              President and CEO                Executive VP and CFO
              (541)882-3444 X7133              (541)882-3444 X7120

                                  News Release

================================================================================
         KLAMATH FIRST DECLARES 32nd CONSECUTIVE QUARTERLY CASH DIVIDEND
                   $0.13 PER SHARE TO BE PAID OCTOBER 14, 2003


KLAMATH FALLS, OREGON - September 24, 2003 - Klamath First Bancorp, Inc. (NASDAQ: KFBI) today announced that its board of directors declared a quarterly cash dividend of $0.13 per share of common stock to be paid October 14, 2003 to shareholders of record on October 3, 2003.

As previously announced, Klamath First is party to a merger agreement pursuant to which Klamath will merge into Sterling Financial Corporation (NASDAQ: STSA), subject to shareholder and regularoty approval and the satisfaction of certain other closing conditions. The declaration and payment of quarterly cash dividends will not be affected by the pending merger because Klamath's payment of these dividends is permitted under the merger agreement.

"Announcement of this 32nd consecutive cash dividend is an indication of Klamath's commitment to support and reward our shareholders," said Kermit K. Houser, President and CEO.

On August 13, 2003, Klamath reported adjusted net earnings for the nine months ended June 30, 2003 of $1.5 million, or $0.22 per diluted share, after an other-than-temporary impairment charge. Total assets were $1.45 billion, net loans totaled $555.3 million, and deposits were $1.08 billion at June 30, 2003. Shareholders' equity grew to $121.5 million and book value was $18.31 per share at June 30, 2003.

About Klamath First Bancorp, Inc.

Klamath First Bancorp, Inc. is the holding company for Klamath First Federal Savings and Loan Association, which operates 59 offices, 57 in 26 counties throughout Oregon and 2 in-store branches in South Central Washington. Klamath First serves the state of Oregon through these offices by offering a full range of products and services for both the consumer and business customer, including commercial, consumer and real estate loans, various checking and savings products, 24-hour telephone banking, and online banking with bill pay through its web site www.KlamathFirst.com. Customers have access to brokerage and investment services through the company's subsidiary, Klamath First Financial Services. Additionally, customers may visit new in-store branches with extended banking hours six days a week.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) the proposed merger between Sterling Financial Corporation and Klamath First Bancorp, Inc.;
(ii) Klamath First's plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts; and
(iii) other statements identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," or words of similar meaning generally intended to identify forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of the management of Klamath and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of numerous possible uncertainties.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements (1) governmental approvals of the merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger; (2) the shareholders of Klamath First or Sterling may fail to approve the merger; (3) changes in interest rates; (4) changes in tax laws; (5) changes in general economic conditions or (6) changes in the securities markets. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Sterling's and Klamath First's reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the securities and Exchange Commission and available on the SEC's Internet site (http://www.sec.gov). Klamath First Bancorp, Inc. disclaims any obligation to publicly announce future events or developments that may affect the forward-looking statements herein.

ADDITIONAL INFORMATION

The proposed merger with Sterling will be submitted to Klamath's shareholders for their consideration. Sterling has filed a registration statement that contains a Joint Proxy Statement/Prospectus and other relevant documents concerning the proposed transaction with the SEC. Klamath shareholders are urged to read the Joint Proxy Statement/Prospectus and any other relevant documents filed with the SEC as well as any amendments or supplements to those documents, because they contain important information. Shareholders may obtain a free copy of the Joint Proxy Statement/Prospectus and other documents containing information about Sterling and Klamath on the SEC's internet site at (http://www.sec.gov).


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Note: Transmitted on Business Wire at 2:30 PM PDT, September 24, 2003.